CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 17, 1999, relating to the financial statements and financial highlights which appear in the November 30, 1999 Annual Reports to Shareholders of Monterey Mutual Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in such Registration Statement.





                                            PricewaterhouseCoopers LLP

New York, New York
March 20, 2000